UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2017

BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8620 Spectrum Center Blvd, San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

(858) 668-2586
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01    Other Events.
As previously disclosed in the Current Report on Form 8-K filed on November 13, 2017, on November 9, 2017, the U.S. Department of Veterans Affairs (the “VA”) informed Ashford University that the Arizona State Approving Agency has not provided sufficient evidence to establish that it has jurisdictional authority over Ashford’s online programs and as a result the VA intends to suspend payment of educational assistance and approval of new enrollments and reenrollments for Ashford University’s online programs in 60 days unless corrective action is taken. Ashford University strongly disagrees with the VA’s interpretation of the relevant regulations and intends to vigorously challenge the VA’s action through all appropriate forums.
Although not required to do so, on November 14, 2017, Ashford University decided to temporarily suspend new enrollment of veteran students utilizing GI Bill benefits. Our veteran students comprise approximately 10% of our total enrollment and we currently estimate that our veteran students will generate approximately 7% of our revenue during fiscal 2017. The decision to temporarily suspend new veteran enrollments will not have a material impact on our results for the remainder of the year.
In addition, if Ashford University is ultimately unsuccessful in challenging the VA’s action, it could adversely impact Ashford University’s participation in the U.S. Department of Defense Tuition Assistance Program for active duty military personnel. If Ashford University were to lose all access to military affiliated student funds, it would still be in compliance with the 90/10 Rule. At this time, we cannot predict the eventual outcome, and any potential delays, gaps or termination in military benefits could have a material adverse effect on current and future military student enrollment and the Company’s revenues, financial condition, cash flows and results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2017		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Executive Vice President, Secretary and General Counsel